Exhibit 99.1

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NEWCOURT ACQUISITION CORP

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [______], 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

Please mark your votes like this **X**

NEWCOURT ACQUISITION CORP—THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5, 6 and 7.

1. **The Business Combination Proposal:** to approve and adopt the Amended and Restated Business Combination Agreement, dated as of July 31, 2023 (the "Business Combination Agreement"), by and among the Company, Newcourt SPAC Sponsor LLC, a Delaware limited liability company, Psyence Group Inc., a corporation organized under the laws of Ontario, Canada ("Parent"), Psyence Biomedical Ltd., a corporation organized under the laws of Ontario, Canada ("Pubco"), Psyence (Cayman) Merger Sub, a Cayman Islands exempted company and a direct and wholly owned subsidiary of Pubco ("Merger Sub"), Psyence Biomed Corp., a corporation organized under the laws of British Columbia, Canada, and Psyence Biomed II Corp., a corporation organized under the laws of Ontario, Canada ("Psyence"), pursuant to which each of the following transactions will occur in the following order:
   - Parent will contribute Psyence to Pubco in a share for share exchange (the "Company Exchange"); and
   - immediately following the Company Exchange, Merger Sub will merge with and into the Company, with the Company being the surviving company in the merger (the "Merger") and each outstanding ordinary share of the Company will convert into the right to receive one common share of Pubco.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

2. **The Merger Proposal:** to approve, by special resolution: (i) the Company be authorized to merge with Merger Sub, so that the Company be the surviving company and all undertaking, property and liabilities of Merger Sub vest in the Company by virtue of the Merger in accordance with the Business Combination Agreement and the Companies Act (As Revised) of the Cayman Islands; (ii) the Plan of Merger in the form attached to the Proxy Statement as Annex D, pursuant to which the Company will merge with Merger Sub, with the Company being the surviving company; and (iii) entry into the Plan of Merger.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

3. **The Organizational Documents Proposal:** to approve by special resolution under Cayman Islands law, assuming the Business Combination Proposal is approved and adopted, the approval of the articles of incorporation and amended and restated by-laws (together, the "Proposed Articles") of Pubco, which, if approved, would take effect at the time of the Closing.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

4. **The Advisory Articles Proposals:** to approve, on an advisory and non-binding basis, on three separate sub-proposals to approve certain governance provisions in the Proposed Articles. These separate votes are not otherwise required by under Cayman Islands law, separate and apart from the Organizational Documents Proposal, but are required by SEC guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions.

PLEASE BE SURE TO RETURN THE ENTIRE PROXY ALONG WITH PROOF OF IDENTITY AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

4A. To approve, on an advisory and non-binding basis, provisions to be included in the Proposed Articles which establish the authorized capital of Pubco to consist of an unlimited number of common shares.

FOR ☐ AGAINST ☐ ABSTAIN ☐

4B. To approve, on an advisory and non-binding basis, provisions to be included in the Proposed Articles which establish Pubco's corporate name as "Psyence Biomedical Ltd."

FOR ☐ AGAINST ☐ ABSTAIN ☐

4C. To approve, on an advisory and non-binding basis, the exclusion from the Proposed Articles of certain provisions related to the Company's status as a blank check company that will not apply to Pubco upon consummation of the Business Combina

FOR ☐ AGAINST ☐ ABSTAIN ☐

5. **The Incentive Plan Proposal:** to approve by ordinary resolution under Cayman Islands law, the Pubco 2023 Equity Incentive Plan, a copy of which is attached to the Proxy Statement as Annex E.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

6. **The Director Proposal:** to approve the appointment of five (5) directors, who, upon consummation of the Business Combination, will constitute all the members of the board of directors of Pubco.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

7. **The Shareholder Adjournment Proposal:** to approve, by ordinary resolution, the adjournment of the special meeting to a later date or dates, if necessary or appropriate, as determined by the Board.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

I/we plan to attend the extraordinary general meeting. ☐

Shareholders entitled to notice of and to vote at the extraordinary general meeting or at any adjournment(s) or postponement(s) thereof shall be determined as of the close of business on [DATE], 2023, the record date fixed by the Board for such purpose.

The signer hereby revokes all previous proxies given by the signer to vote at the extraordinary general meeting or any adjournments thereof.

CONTROL NUMBER

Signature________________ **Signature, if held jointly**________________ **Date**__________, **2023**

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors. administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

The notice of the extraordinary general meeting and accompanying Proxy Statement are available at https://www.cstproxy.com/[ncac/2023]. The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the Proxy Statement carefully. The undersigned, a shareholder of Newcourt Acquisition Corp (the “Company”), a Cayman Islands exempted company, hereby appoints Marc Balkin and Jurgen van de Vyver, and each of them individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the extraordinary general meeting of shareholders of the Company to be held at the offices of McDermott Will & Emery, LLP on [ ___ ][ _ ] 2023, at [TIME] Eastern time, or at any adjournment(s) or postponement(s) thereof, with respect to all of the ordinary shares, $0.0001 par value, of the Company (the “Shares”) which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, provided said proxies are authorized and directed to vote as indicated with respect to the matter set forth below this Proxy. Subject to applicable law and the rules of Nasdaq, in the absence of such instructions, the Shares represented by properly executed and received proxies will be voted “FOR” the proposed resolution to be presented to the extraordinary general meeting or any adjournment(s) or postponement(s) thereof for which the board of directors of the Company (the “Board”) recommends a “FOR” vote. This proxy also delegates, to the extent permitted by applicable law, discretionary authority to vote with respect to any other business which may properly come before the extraordinary general meeting or any adjournment(s) or postponement(s) thereof. Capitalized terms used but not defined on the proxy card have the meanings set forth in the Company’s proxy statement and prospectus dated [ __ ], 2023 (the “Proxy Statement”). WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS FORM OF PROXY AND MAIL THE ENTIRE PROXY PROMPTLY, ALONG WITH PROOF OF IDENTITY IN ACCORDANCE WITH THE COMPANY’S PROXY STATEMENT, IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY (Continued and to be marked, dated and signed, on reverse side) THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEWCOURT ACQUISITION CORP FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED